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Exhibit 3.5

        LIBRO NUMERO SEIS DE ACTAS Y POLIZAS.

        ACTA NUMERO OCHO MIL SEISCIENTOS SESENTA Y SEIS

        En la Ciudad de México, Distrito Federal, a veintitrés de diciembre de dos mil tres.

        Yo, Licenciado JUAN MARTIN ALVAREZ MORENO, Titular de la Correduría Pública número Cuarenta y Seis del Distrito Federal, hago constar:

        Que en esta fecha comparece ante mí el señor Licenciado JOSE MANUEL MUÑOZ ARTEAGA, quien me solicita certifique la agrupación de los estatutos sociales de "COMPAÑIA ARRENDADORA TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, acto que realizo en los términos siguientes:

ANTECEDENTES:

        I.- Por escritura pública número ocho mil seiscientos ochenta y dos, de fecha veintidós de octubre de mil novecientos sesenta y ocho, otorgada ante la fe del licenciado Miguel Limón Díaz, Notario Público número Noventa y Siete del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de la Propiedad y de Comercio del Distrito Federal, en la sección Comercio, bajo el número ciento noventa y seis, a fojas doscientas once, del volumen setecientos catorce, libro tercero, el día diez de diciembre de mil novecientos sesenta y ocho, se constituyó "VIAJES VALLARTA", SOCIEDAD ANONIMA, con cláusula de exclusión de extranjeros, domicilio en la Ciudad de México, Distrito Federal, duración de noventa y nueve años, capital social mínimo fijo de Un Millón Quinientos Mil Pesos, Cero Centavos, Moneda Nacional, teniendo como objeto social preponderante elaborar, organizar y llevar al cabo proyectos, planos e itinerarios turísticos.

        II.- Mediante escritura pública número nueve mil trescientos veintinueve, de fecha cuatro de julio de mil novecientos sesenta y nueve, otorgada ante la fe del mismo Notario Público que la anterior, cuyo primer testimonio quedó inscrito en el Registro Público de la Propiedad del Distrito Federal, en la sección Comercio, bajo el número doscientos treinta, a fojas doscientas veintiuna, del volumen setecientos treinta y uno, libro tercero, el día dieciocho de agosto de mil novecientos sesenta y nueve, se protocolizó un Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "VIAJES VALLARTA", SOCIEDAD ANONIMA, celebrada el día dieciséis de junio de mil novecientos sesenta y nueve, en la que entre otros puntos se acordó cambiar su denominación por la de "SERVICIOS MEXICANOS TURISTICOS", SOCIEDAD ANONIMA, reformando en consecuencia la cláusula segunda de sus estatutos sociales.

        III.- Por escritura pública número diez mil ciento noventa, de fecha ocho de mayo de mil novecientos setenta, otorgada ante la fe del mismo Notario Público que las anteriores, cuyo primer testimonio quedó inscrito en el Registro Público de la Propiedad del Distrito Federal, en la sección Comercio, bajo el número trescientos catorce, a fojas trescientas cinco, del volumen setecientos cincuenta y cinco, libro tercero, el día dieciocho de julio de mil novecientos setenta, se protocolizó un Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "SERVICIOS MEXICANOS TURISTICOS", SOCIEDAD ANONIMA, celebrada el día veintidós de abril de mil novecientos setenta, en la que entre otros puntos se acordó modificar la cláusula vigésima de sus estatutos sociales.

        IV.- Mediante escritura pública número doce mil ciento sesenta y dos, de fecha veintinueve de diciembre de mil novecientos setenta y uno, otorgada ante la fe del mismo Notario Público que las anteriores, cuyo primer testimonio quedó inscrito en el Registro Público de la Propiedad del Distrito Federal, en la sección Comercio, bajo la partida doscientos catorce, a fojas doscientas sesenta y tres, del volumen ochocientos veintiuno, libro tercero, el día quince de febrero de mil novecientos setenta y dos, y en el Registro Público Marítimo Nacional bajo el folio marítimo número doscientos ochenta y cinco del Ramo de Empresas, bajo la partida número cuatrocientos veintidós, el día dos de diciembre de mil novecientos ochenta y uno, se protocolizó un Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "SERVICIOS MEXICANOS TURISTICOS", SOCIEDAD

ANONIMA, celebrada el día doce de noviembre de mil novecientos setenta y uno, en la que entre otros acuerdos se aumentó su capital social a la cantidad de Tres Millones de Pesos, Moneda Nacional; reformándose en consecuencia las cláusulas sexta y séptima de sus estatutos sociales.

        V.- Por escritura pública número veintisiete mil trescientos cuarenta y cinco, de fecha diez de abril de mil novecientos ochenta y nueve, otorgada ante la fe del mismo Notario Público que las anteriores, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número veintiún mil doscientos catorce, el día veintitrés de febrero de mil novecientos noventa, se protocolizó el Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "SERVICIOS MEXICANOS TURISTICOS", SOCIEDAD ANONIMA, celebrada el día dieciocho de enero de mil novecientos ochenta y ocho, en la cual entre otros acuerdos la sociedad se transformó en SOCIEDAD ANONIMA DE CAPITAL VARIABLE; en consecuencia el capital de la sociedad será variable siendo del mínimo fijo por la suma de Cincuenta Millones de Pesos (actualmente Cincuenta Mil Pesos), Moneda Nacional y la parte variable será ilimitada y al efecto se reformaron las cláusulas primera, segunda, sexta y séptima de sus estatutos sociales.

        VI.- Mediante escritura pública número veintisiete mil trescientos noventa y seis, de fecha doce de mayo de mil novecientos ochenta y nueve, otorgada ante la fe del mismo Notario Público que las anteriores, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número veintiún mil doscientos catorce, el día veintitrés de febrero de mil novecientos noventa, se protocolizó el Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "SERVICIOS MEXICANOS TURISTICOS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día veintiocho de octubre de mil novecientos ochenta y uno, en la cual se reformaron las cláusulas décima, décimo segunda y vigésima de los estatutos sociales.

        VII.- Por escritura pública número cuarenta y nueve mil trescientos cincuenta y seis, de fecha cinco de septiembre de mil novecientos noventa y seis, otorgada ante la fe del licenciado Armando Gálvez Pérez Aragón, Titular de la Notaría Pública número Ciento Tres del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio de esta ciudad, bajo el mismo folio mercantil que las anteriores, el día tres de octubre de mil novecientos noventa y seis, se protocolizó el Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "SERVICIOS MEXICANOS TURISTICOS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día treinta de mayo de mil novecientos noventa y seis, en la que entre otros acuerdos se resolvió cambiar su denominación por la de "COMPAÑIA ARRENDADORA TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, reformándose en consecuencia la cláusula segunda de sus estatutos sociales, asimismo se reformó la cláusula tercera relativa a su objeto social y se aprobó la venta y transmisión de las acciones propiedad de Línea Mexicana del Pacífico, Sociedad Anónima; Servicios Marítimos Mexicanos, Sociedad Anónima de Capital Variable y Transportes Marítimos Anáhuac, Sociedad Anónima.

        VIII.- Mediante escritura pública número treinta y cuatro mil cuatrocientos veintiocho, de fecha trece de enero de mil novecientos noventa y nueve, otorgada ante la fe del licenciado Miguel Limón Díaz, Titular de la Notaría Pública número Noventa y Siete del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio de esta ciudad, bajo el mismo folio mercantil que las anteriores, se protocolizó el Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "COMPAÑIA ARRENDADORA TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día veintisiete de febrero de mil novecientos noventa y ocho, en la que entre otros puntos se modificaron las cláusulas vigesimasegunda y trigesimatercera, y se adicionaron las cláusulas decimasegunda bis y vigesimacuarta bis, en consecuencia se modificaron los estatutos de la sociedad.

        IX.- Con póliza número ocho mil seiscientos cuarenta y cinco, de fecha veintidós de diciembre de dos mil tres, otorgada ante la fe del suscrito Corredor Público, pendiente de inscripción en el Registro

Público de Comercio de esta ciudad por lo reciente de su otorgamiento, se formalizó un Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "COMPAÑIA ARRENDADORA TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día diecinueve de diciembre de dos mil tres, en la cual entre otros acuerdos se aprobó aumentar el objeto social y en consecuencia se reforma la cláusula tercera de los estatutos sociales.

        A continuación transcribo el texto de los Estatutos Sociales vigentes de "COMPAÑIA ARRENDADORA TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, los cuales son del tenor literal siguiente:

" ESTATUTOS SOCIALES
CLAUSULAS

        PRIMERA.- La sociedad es una Sociedad Anónima de Capital Variable de conformidad con las Leyes de los Estados Unidos Mexicanos y, por lo mismo, la nacionalidad de dicha sociedad es mexicana.

        SEGUNDA.- La Sociedad se denomina "COMPAÑIA ARRENDADORA TMM", debiendo ir seguida esta denominación de las palabras SOCIEDAD ANONIMA DE CAPITAL VARIABLE o de su abreviatura S.A. DE C.V.

        TERCERA.- La sociedad tendrá por objeto:

          a).-  Elaborar, organizar y llevar a cabo proyectos, planos o itinerarios turísticos; reservar a los turistas espacios y expedir a nombre de los transportistas boletos o cupones, para la utilización de medios de transporte; servir de intermediario entre los turistas y los prestadores de servicios de transportes de cualquier género; organizar y contratar con los prestadores de servicios de transporte exclusivo de turismo, la realización de viajes de circuitos turísticos o excursiones, sujetándose a las disposiciones legales aplicables; reservar a los turistas, habitaciones y demás servicios conexos en hoteles y establecimientos de hospedaje y expedir los cupones correspondientes; prestar a los turistas servicios de reservación y adquisición de boletos para espectáculos público y sitios de atracción turística; prestar a los turistas servicios para la facturación de sus equipajes; servir de intermediarios entre los demás prestadores de servicios turísticos y otras agencias de viajes; realizar actividades similares o conexas de las mencionadas con anterioridad, en beneficio del turismo.

          b).-  Gestionar para los turistas, complementariamente a la prestación de los servicios específicos de la Agencia, la expedición de pólizas de seguro personales o contra daño a equipajes u otros bienes.

          c).-  Proporcionar servicio de información turística gratuita y difundir el material de propaganda de esa índole; vender por cuenta de terceros, ejemplares impresos de guías turísticas, de transportes y demás publicaciones de la misma clase, que no sean de distribución gratuita; alquilar útiles y equipo destinado a la práctica del turismo deportivo, con sujeción a las disposiciones legales en vigor; la compraventa de toda clase de mercancías nacionales y extranjeras, así como el ramo de agencias y comisiones.

          d).-  Comprar o en cualquier forma adquirir y vender o en cualquier otra forma traspasar, por cuenta propia o ajena, toda clase de embarcaciones o cualesquiera otras máquinas o aparatos para la transportación marítima, así como sus motores, refacciones, combustibles y lubricantes; prestar servicios de restaurante, cafetería y bar con locales destinados para esos efectos y/o a bordo de embarcaciones.

          e).-  Instalar y mantener sistemas de comunicación por radio, telégrafo, teléfono o cualquier otro medio para el uso de los negocios sociales.

          f).-   Celebrar contratos de sociedad o de asociación con personas físicas o jurídicas que tengan objetos iguales o semejantes a los anteriormente señalados.

          g).-  Promover, organizar y administrar toda clase de sociedades mercantiles o civiles.

          h).-  Adquirir, interés o participación en otras sociedades mercantiles o civiles, formando parte en su constitución o adquiriendo acciones o participaciones en las ya constituidas, así como enajenar o traspasar tales acciones o participaciones. Las sociedades en las cuales tenga la titularidad de la mayoría de las acciones o partes sociales, no deberán directa o indirectamente, invertir en acciones de esta sociedad, ni de ninguna otra empresa que a su vez sea accionista mayoritaria de esta misma Sociedad, o quien sin serlo tengan aquéllas conocimiento que es accionista de ésta.

          i).-   Proporcionar a las sociedades, de que sea accionista, servicios de asesoría y consultoría técnica en materia industrial, contable, mercantil o financiera.

          j).-   Otorgar préstamos a las Sociedades Mercantiles o Civiles en las que tenga interés o participación mayoritaria o que pueda ejercitar la facultad de designar la mayoría de los órganos de administración.

          k).-  Girar títulos de crédito, aceptarlos, así como endosarlos en cualquier forma que sea, avalar o garantizar de cualquier manera el cumplimiento de las obligaciones a cargo de las subsidiarias en las que tenga participación mayoritaria, así como a cargo de las subsidiarias de éstas.

          l).-   Adquirir en propiedad, tomar en arrendamiento, poseer o administrar toda clase de bienes muebles o inmuebles, así como los derechos reales que permitan las leyes de la República Mexicana o de otros países, de acuerdo con los requisitos que las mismas exijan y que sean indispensables para su objeto social, en la inteligencia de que en ningún caso podrá adquirir, poseer o administrar bienes inmuebles con fines agrícolas.

          m).- Adquirir temporalmente acciones emitidas por la misma sociedad con sujeción a lo previsto por las disposiciones legales o reglamentarias aplicables.

          n).-  En general realizar y celebrar todos los actos y contratos y operaciones conexos, accesorios o accidentales que sean necesarios o convenientes para la realización de los objetos anteriores.

          ñ).-    Prestar servicios de restaurante, cafetería y bar en locales destinados para ese efecto y/o a bordo de embarcaciones.

          o).-  Comprar o en cualquier forma adquirir y vender o en cualquier otra forma traspasar, por cuenta propia o ajena, toda clase de embarcaciones y vehículos de transporte que sean necesarios para la realización de su objeto.

          p).-  Instalar y mantener sistemas de comunicaciones por radio, telégrafo, teléfono o cualquier otro medio para el uso de los negocios sociales.

          q).-  Celebrar contratos de sociedad o de asociación con personas físicas o jurídicas que tengan objetos iguales o semejantes a los anteriormente señalados.

          r).-   Adquirir en propiedad, tomar en arrendamiento, poseer o administrar los bienes muebles o inmuebles urbanos que permitan las leyes de la Rep. (así) Mexicana o de otros países, de acuerdo con los requisitos que las mismas exijan que sean necesarias para los fines anteriores, en la inteligencia de que en ningún caso podrá adquirir, poseer o administrar bienes inmuebles con fines agrícolas.

          s).-   En general, celebrar los contratos, ejecutar los actos y otorgar los documentos que sean necesarios para realizar plenamente los objetos anteriores, así como los que les sean anexos, conexos o incidentales, con las limitaciones que establezca el permiso que otorgue la Secretaría de Relaciones Exteriores.

          t).-   El otorgamiento de toda clase de garantías, reales o personales, para garantizar obligaciones o instrumentos de deuda propios o a cargo de terceros.

        CUARTA.- El domicilio de la sociedad será la ciudad de México, Distrito Federal.

        QUINTA.- La duración de la sociedad será de noventa y nueve años, que principiarán a contarse a partir de la fecha de firma de esta escritura.

DEL CAPITAL SOCIAL Y DE LAS ACCIONES.

        SEXTA.- El Capital de la Sociedad es variable. El capital social mínimo fijo sin derecho a retiro es de $50,000,000.00 (Cincuenta millones de pesos 00/100) Moneda Nacional, representado por 50,000 acciones ordinarias, nominativas de la Clase I, con valor nominal de $1,000.00 (Un mil pesos 00/100) M.N. cada una, íntegramente suscritas y pagadas. La porción variable del capital no tiene límite y estará representada por acciones nominativas, de la Clase II, con valor nominal de $1,000.00 (Un mil pesos 00/100) M.N., cada una. Todas las acciones conferirán iguales derechos y obligaciones a sus tenedores dentro de su respectiva Clase.

        SEPTIMA.- Los aumentos y reducciones del capital social quedan sujetos a las siguientes disposiciones:

          a)    Los aumentos y reducciones de la porción fija se efectuarán mediante resolución de la Asamblea General Extraordinaria de accionistas.

          b)    Los aumentos y reducciones de la porción variable se efectuarán mediante resolución de la Asamblea General Ordinaria de Accionistas.

          c)     No se emitirán nuevas acciones sino hasta que todas las acciones emitidas con anterioridad hayan sido totalmente pagadas.

          d)    Las acciones autorizadas pero aún no suscritas deberán conservarse en la Tesorería de la Sociedad.

          e)    Las acciones que hayan sido amortizadas o retiradas, podrán conservarse en la Tesorería de la Sociedad o cancelarse ante Notario Público. Solamente acciones íntegramente pagadas podrán ser amortizadas o retiradas.

        La Sociedad llevará un libro de variaciones de capital en el que se anotarán los aumentos o disminuciones del mismo y el capital representado por la porción fija y el representado por la porción variable.

        OCTAVA.- Ninguna persona extranjera física o moral podrá tener participación social alguna o ser propietaria de acciones de la sociedad. Si por algún motivo, alguna de las personas mencionadas anteriormente, por cualquier evento llegare a adquirir una participación social o a ser propietaria de una o más acciones, contraviniendo así lo establecido en el párrafo que antecede, se conviene desde ahora en que dicha adquisición será nula y por tanto cancelada y sin ningún valor la participación social de que se trate y los títulos que la representen teniéndose por reducido el capital social en una cantidad igual al valor de la participación cancelada.

        NOVENA.- Los títulos de las acciones y los certificados provisionales, llenarán los requisitos a que se refieren los artículos ciento veinticinco y ciento veintisiete de la Ley General de Sociedades Mercantiles y los exigidos por el Reglamento de la Orgánico de la fracción primera del artículo veintisiete de la Constitución Política de los Estados Unidos Mexicanos, tendrán transcrita la cláusula octava anterior y llevarán la firma autógrafa del administrador o de dos de los miembros del consejo de administración.

        DECIMA.- El administrador o el consejo de administración quedan facultados para que, tanto los títulos de las acciones, como los certificados provisionales, sean expedidos amparando una o más acciones. Además, quedan facultados para hacer el canje de títulos o certificados que cubran determinado número de acciones, por títulos o certificados nuevos, según lo soliciten los tenedores de los mismos y siempre que los títulos o certificados nuevos cubran, en conjunto, el mismo número total de acciones que aquellos en cuyo lugar se expidan.

        La sociedad llevará un registro de acciones nominativas que contendrán los datos que exigen el artículo ciento veintiocho de la Ley General de Sociedades Mercantiles y las demás disposiciones relativas y sólo considerará como dueño de las acciones en que se divida su capital a quien aparezca inscrito como tal en dicho registro, con cuyo objeto deberá inscribir, a petición de cualquier tenedor que compruebe cumplir con el registro que exige el citado artículo, su título y las trasmisiones que se efectúen.

DE LAS ASAMBLEAS GENERALES DE ACCIONISTAS.

        DECIMAPRIMERA.- Las asambleas generales de accionistas serán ordinarias y extraordinarias. Unas y otras se reunirán en el domicilio social y sin este requisito serán nulas, salvo caso fortuito o de fuerza mayor. La asamblea ordinaria se reunirá por lo menos una vez al año dentro de los cuatro meses que sigan a la clausura del ejercicio social. La extraordinaria podrá reunirse en cualquier tiempo.

        DECIMASEGUNDA.- Las convocatorias para las asambleas generales deberán hacerse mediante un aviso que se publicará por una sola vez en el periódico oficial de la entidad del domicilio de la sociedad o en uno de los periódicos de mayor circulación en dicho domicilio, cuando menos con quince días de anticipación, entre la fecha de publicación y el día señalado para la celebración de la asamblea, cuando se trate de primera convocatoria para ordinaria que tenga entre sus objetos la discusión y aprobación o modificación del Informa de los Administradores a que se refiere el artículo ciento setenta y dos de la Ley General de Sociedades Mercantiles y tres días por lo menos, en todos los demás casos.

        La convocatoria deberá contener la orden del día y será firmada por quien la haga. Toda resolución tomada con infracción de lo que dispone esta cláusula, será nula salvo que en el momento de la votación haya estado representada la totalidad de las acciones.

        DECIMASEGUNDA-BIS.- Las resoluciones tomadas fuera de asamblea por unanimidad de los accionistas que representen la totalidad de las acciones con derecho a voto, tendrán para todos los efectos legales, la misma validez que si hubieren sido adoptadas en reunión formal de la asamblea general, siempre que las resoluciones adoptadas se confirmen por escrito.

        DECIMATERCERA.- Para que los accionistas de la sociedad tengan derecho de asistir a las asambleas generales, deberán depositar sus acciones cuando menos con un día de anticipación al señalado para la asamblea, en las oficinas de la sociedad, en cualquiera institución de crédito de la República o en los lugares y personas, ya sea en la República Mexicana o en el extranjero, que se señalen en la convocatoria respectiva. Cuando las acciones fueren depositadas fuera de las oficinas de la sociedad, los accionistas deberán entregar los comprobantes respectivos en dichas oficinas, cuando menos con un día de anticipación al señalado para la asamblea. Tratándose de asambleas en las que, por estar representadas todas las acciones, puedan tomar resoluciones sin necesidad de convocatoria previa, el depósito de las acciones deberá hacerse en cualquier momento antes de la celebración de la asamblea. Los accionistas que hayan depositado sus acciones en los términos que establece esta cláusula, recibirán de la sociedad una tarjeta de admisión que expresará el nombre del depositante y el

número de acciones que haya depositado y servirá en la asamblea para comprobar el carácter de accionistas de los concurrentes y el número de votos a que tienen derecho.

        DECIMACUARTA.- Los accionistas podrán asistir a las asambleas generales personalmente o por medio de apoderado, bastando en este último caso que el mandato se otorgue por escrito.

        DECIMAQUINTA.- Para que la asamblea general ordinaria pueda celebrarse válidamente en virtud de primera convocatoria, deberá estar representada en ella cuando menos, el cincuenta por ciento del capital social.

        Para que la asamblea general extraordinaria pueda celebrarse válidamente en virtud de primera convocatoria, deberá estar representado en ella, cuando menos, el sesenta y cinco por ciento del capital social.

        DECIMASEXTA.- Si la asamblea general ordinaria se reuniere en virtud de segunda convocatoria, funcionará válidamente con los accionistas que concurran, cualquiera que sea el número de acciones que representen y cualquiera que sea la naturaleza de las resoluciones que hayan de tomarse.

        Para que la asamblea general extraordinaria pueda celebrarse válidamente en virtud de segunda convocatoria, deberá estar representado en ella cuando menos, el cincuenta por ciento del capital social.

        DECIMASEPTIMA.- Las resoluciones de la asamblea ordinaria se tomarán por mayoría de los votos computables en la asamblea y contándose un voto por cada acción. Las decisiones de las asambleas generales extraordinarias deberán tomarse por una mayoría no inferior del cincuenta por ciento del capital social.

        DECIMAOCTAVA.- En las asambleas generales las votaciones serán económicas, a menos que alguno de los asistentes pida que sean nominales.

        DECIMANOVENA.- Las asambleas generales serán presididas por el administrador o por el presidente del consejo de administración. A falta del administrador serán presididas por quien fuere designado por los accionistas presentes; y en defecto del presidente del consejo de administración por el vicepresidente, a falta de ambos por el miembro del consejo que designe la asamblea y, a falta de consejeros presentes en la asamblea, por el accionista que fuere designado por la misma. Actuará como secretario el accionista que designe quien presida la asamblea, a no ser que funcione consejo de administración y se encuentre presente el secretario del mismo, en cuyo caso éste desempeñará dicho cargo. El presidente designará escrutadores a dos de los asistentes.

DE LA ADMINISTRACION DE LA SOCIEDAD.

        VIGESIMA.- La administración de la sociedad estará a cargo de uno o varios mandatarios, temporales y revocables, quienes podrán ser socios o personas extrañas a la sociedad y cuyo número que no podrá exceder de diez será fijado por la asamblea general ordinaria de accionistas que lleve a cabo la elección. Cuando los administradores sean dos o más, constituirán el consejo de administración, tomarán el nombre de consejeros y podrán tener los suplentes que la misma asamblea determine y elija, los que cubrirán las faltas temporales o absolutas de los propietarios, en la forma que dicha asamblea establezca y en defecto de disposición sobre el particular, por el orden de sus nombramientos. Todos los administradores o miembros del Consejo de Administración, gerentes y subgerentes deberán ser mexicanos. El Consejo podrá celebrar sus sesiones en cualquier lugar dentro de la República Mexicana.

        VIGESIMAPRIMERA.- El administrador o los consejeros serán nombrados en asamblea general ordinaria de accionistas, por mayoría de votos de las acciones representadas en la misma; en el concepto de que, cuando los consejeros sean tres o más, la minoría que represente un veinticinco por ciento del capital social, nombrará un consejero propietario y el suplente del mismo, que se agregarán a los ya designados por la mayoría. Durarán en su encargo un año, y mientras no se hagan nuevos nombramientos y los nuevos designados tomen posesión de sus cargos.

        VIGESIMASEGUNDA.- Los miembros del consejo de administración y los gerentes no estarán obligados a prestar garantía para asegurar las responsabilidades que pudieran contraer en el desempeño de sus respectivos encargos, salvo que la asamblea de accionistas o el propio consejo de administración, determine el otorgamiento de esa garantía en el acto de las designaciones correspondientes.

        VIGESIMATERCERA.- El administrador o los consejeros percibirán los emolumentos que les señale la asamblea general ordinaria de accionistas, los que se les pagarán con cargo a resultados.

        VIGESIMACUARTA.- Para que el consejo de administración en su caso, pueda celebrar legalmente sus sesiones será necesaria la presencia de la mayoría de los consejeros electos, cuando menos. Las resoluciones se tomarán por mayoría de votos de los presentes. El miembro del consejo que presida la sesión tendrá voto de calidad.

        VIGESIMACUARTA-BIS.- Las resoluciones tomadas fuera de sesión del Consejo de Administración, por unanimidad de sus miembros, tendrán para todos los efectos legales, la misma validez que si hubieren sido adoptadas en reunión formal del mismo, siempre que las resoluciones adoptadas se confirmen por escrito.

        VIGESIMAQUINTA.- El administrador o el consejo de administración, tendrán las facultades siguientes:

          a).-  Poder general para administrar los negocios y bienes de la sociedad y ejecutar los actos, celebrar los contratos, firmar los documentos y otorgar o suscribir los títulos de crédito que requiera esa administración;

          b).-  Poder general para ejercer los actos de dominio que permitan las leyes;

          c).-  Poder general para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley, inclusive para desistirse de toda clase de juicios, recursos y procedimientos en general, así como del juicio de amparo, para transigir, para comprometer en árbitros, para absolver y articular posiciones, para recusar, para recibir pagos y para prestar denuncias y querellas de carácter penal, otorgar perdón y constituirse en coadyuvante del Ministerio Público; poder que podrá ejercitar ante toda clase de personas y autoridades judiciales y administrativas, civiles, penales y del trabajo, federales o locales, del país o del extranjero, en juicio y fuera de él, con la mayor amplitud posible;

          d).-  Facultad para establecer sucursales y agencias de la sociedad y suprimirlas;

          e).-  Facultad para nombrar y remover a uno o varios directores generales, directores, subdirectores, gerentes especiales y en general funcionarios, factores, agentes y demás empleados de la sociedad, acordando los títulos que deban usar, sus jerarquías, las retribuciones que deban percibir y las garantías que deban prestar;

          f).-   Facultad para otorgar y revocar poderes especiales y generales; con todas las facultades que juzguen convenientes;

          g).-  Facultad para firmar toda clase de documentos, contratos y escrituras que se relacionen directa o indirectamente con los objetos de la sociedad;

          h).-  Facultad para ejecutar los acuerdos de la asamblea general de accionistas;

          i).-   En general, podrán llevar a cabo todos los actos y contratos que fueren necesarios para el objeto de la sociedad y aquellos que se les atribuyan en otras cláusulas de estos estatutos.

        El consejo de administración podrá delegar alguna o algunas de sus facultades en uno o varios consejeros para que las ejerzan en los negocios y lugares que designe; firmar por medio de la persona o personas que nombre al efecto de entre sus miembros, toda clase de documentos, contratos y escrituras que se relacionen directa o indirectamente con los objetos de la sociedad; y, en general, nombrar entre sus miembros uno o más delegados para la ejecución de actos concretos. A falta de designación especial, la representación corresponderá al presidente del consejo.

        VIGESIMASEXTA.- Si la sociedad es administrada por un consejo, en la primera sesión que éste celebre después de la asamblea ordinaria anual, los consejeros elegirán de entre ellos mismos un presidente y podrán nombrar un vicepresidente. Además, nombrarán un secretario, en el concepto de que este último podrá no ser miembro del consejo. Dicho secretario podrá ser removido en cualquier tiempo por el consejo de administración y sus faltas temporales o absolutas serán cubiertas por la persona que designe el mismo consejo.

        VIGESIMASEPTIMA.- Las sesiones del consejo de administración serán ordinarias y extraordinarias. Las sesiones ordinarias se celebrarán periódicamente los días y horas que designe el consejo y no requerirán cita especial. Las sesiones extraordinarias se celebrarán cuando lo acuerde el presidente del consejo o lo pidan dos o más consejeros y requerirán cita especial, por escrito, dirigida al domicilio de los consejeros. No será necesaria esta cita para junta extraordinaria cuando todos los consejeros estén presentes.

        VIGESIMAOCTAVA.- Las sesiones del consejo de administración serán presididas por el presidente, en su defecto por el vicepresidente y a falta de ambos por el consejo que designe el mismo consejo en calidad de presidente interino.

        VIGESIMANOVENA.- Las actas de las sesiones del consejo serán firmadas por el presidente y secretario que haya actuado en la sesión.

        TRIGESIMA.- El administrador, o si la sociedad es administrada por un consejo, el secretario de éste, quedan facultados expresamente para expedir copias certificadas de las constancias de los libros de actas de la sociedad.

DE LOS COMISARIOS.

        TRIGESIMAPRIMERA.- La asamblea general ordinaria de accionistas elegirá un comisario propietario y podrá designar un suplente. Los accionistas que estén en minoría, siempre que sus acciones representen por lo menos, el veinticinco por ciento del capital social, podrán nombrar un segundo comisario propietario y el suplente respectivo. Los comisarios podrán ser socios o personas extrañas a la sociedad y ejercerán su vigilancia. Durarán en su encargo un año, y mientras no se hagan nuevos nombramientos y los designados tomen posesión de sus cargos.

        TRIGESIMASEGUNDA.- Los comisarios percibirán los emolumentos que les señale la asamblea general ordinaria de accionistas, los que se les pagarán con cargos a resultados.

        TRIGESIMATERCERA.- Los Comisarios, no estarán obligados a prestar garantía para asegurar las responsabilidades que pudieran contraer en el desempeño de sus respectivos encargos, salvo que la asamblea de accionistas o el consejo de administración, determine el otorgamiento de esa garantía en el acto de las designaciones correspondientes.

DE LA DISTRIBUCION DE UTILIDADES Y PERDIDAS.

        TRIGESIMACUARTA.- Los ejercicios sociales deberán contarse del primero de enero al treinta y uno de diciembre de cada año.

        TRIGESIMAQUINTA.- Las utilidades que arroje la cuenta de pérdidas y ganancias, formulada al concluir cada ejercicio social, se distribuirán de la manera siguiente:

          a).-  Se separará un cinco por ciento para la constitución del fondo de reserva legal, hasta que alcance un valor por lo menos igual a la quinta parte del capital social y este fondo deberá ser reconstituido de la misma manera, cuando haya disminuido por cualquier motivo;

          b).-  Se separarán las cantidades que determine la asamblea para otros fondos de reserva, fondos de previsión o para otros fines especiales;

          c).-  El remanente será distribuido como dividendo entre los accionistas, en proporción al número de sus acciones.

        TRIGESIMASEXTA.- Las pérdidas se distribuirán por partes iguales entre las acciones suscritas y hasta el valor nominal de éstas.

        TRIGESIMASEPTIMA.- Los otorgantes no se reservan participación alguna en las utilidades de la sociedad, por su carácter de fundadores.

DE LA DISOLUCION Y LIQUIDACION DE LA SOCIEDAD.

        TRIGESIMAOCTAVA.- Llegado el caso de disolución de la sociedad por otro motivo que el de quiebra por declaración judicial, la asamblea general de accionistas hará el nombramiento de uno o más liquidadores propietarios y uno o más suplentes, quienes tendrán las facultades y atribuciones que la misma asamblea les fije. Las vacantes temporales o definitivas de uno o más liquidadores propietarios, serán cubiertas por los suplentes designados, los cuales ejercerán sus cargos en el orden de su nombramiento. Mientras dure la liquidación, los comisarios desempeñarán respecto de los liquidadores, la misma función que cumplen respecto de los administradores de la sociedad durante la vida normal de ésta, y la asamblea general de accionistas se reunirá en sesión ordinaria en los términos previstos para la vida normal de la sociedad y en sesión extraordinaria siempre que sea convocada por los liquidadores o por los comisarios."

YO, EL CORREDOR PUBLICO, CERTIFICO Y DOY FE:

        I.- Que lo inserto y relacionado concuerda fielmente con sus originales de referencia que tuve a la vista.

        II.- Que con fundamento en la fracción cuatro (romano) del artículo quince de la Ley Federal de Correduría Pública, el solicitante a mi juicio tiene capacidad legal, para contratar y obligarse, y lo orienté acerca del valor y consecuencias legales del presente acto, no encontrando en él manifestaciones evidentes de incapacidad natural y/o legal, y sin tener noticias de que se encuentre sujeto a interdicción.

        III.- Que el solicitante advertido de las penas en que incurren quienes declaran con falsedad ante Fedatario Público, por sus generales manifestó ser:

        JOSE MANUEL MUÑOZ ARTEAGA, mexicano, originario de México, Distrito Federal, lugar donde nació el día dos de noviembre de mil novecientos sesenta, casado, Abogado, con domicilio en Avenida de la Cúspide número cuatro mil setecientos cincuenta y cinco, colonia Parques del Pedregal, código postal catorce mil diez, Delegación Tlalpan, en esta ciudad.

        IV.- Que con fundamento en el artículo treinta y dos, fracción seis (romano) del Reglamento de la Ley Federal de Correduría Pública, el compareciente no se identificó ante mí, en virtud de conocerlo personalmente.

        V.- Que para constancia levanté la presente acta el mismo día de su fecha.

        Expido la presente certificación para "COMPAÑIA ARRENDADORA TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, va en veinte páginas útiles.

DOY FE.

POR: "COMPAÑIA ARRENDADORA TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE

JOSE MANUEL MUÑOZ ARTEAGA

JUAN MARTIN ALVAREZ MORENO TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL

FIRMAS:

        JOSE MANUEL MUÑOZ ARTEAGA        RUBRICA.

        JUAN MARTIN ALVAREZ MORENO, TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL.        RUBRICA.        EL SELLO DE AUTORIZAR.

        MEXICO, DISTRITO FEDERAL, A LOS VEINTITRES DIAS DEL MES DE DICIEMBRE DE DOS MIL TRES.

DOY FE.

JMAM'ag*

CERTIFICACION

ACTA No 8666

FECHA: 23 DE DICIEMBRE DE 2003.

        DE LA AGRUPACION DE LOS ESTATUTOS SOCIALES DE LA EMPRESA DENOMINADA "COMPAÑIA ARRENDADORA TMM", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, QUE REALIZO A SOLICITUD DEL SEÑOR LICENCIADO JOSE MANUEL MUÑOZ ARTEAGA.

COMPAÑIA ARRENDADORA TMM, S.A. DE C.V.
BY-LAWS

CLAUSES

        ONE.- The Corporation is a "sociedad anónima de capital variable" organized under the laws of the Mexican Republic, therefore it is of Mexican nationality.

        TWO.- The corporate name is "COMPAÑIA ARRENDADORA TMM", to be followed by the words SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE or its abbreviation by initials S.A. DE C.V.

        THREE.- The corporate purposes of the corporation are:

  a)
  To prepare, organize and carry out projects, plans or touristy itineraries; to make reservations for tourists and to issue on behalf of carriers, the tickets or coupons to be used for transportation; to intermediate between tourists and carriers; to organize and contract with the exclusive tourist transportation services suppliers, trips for tourist circuits or excursions, according to applicable laws; to make room reservations for tourist at hotels and any other lodging facilities and to issue the corresponding coupons; render reservation and ticket purchase services for shows and amusement centers for tourists; to render baggage billing services; to intermediate between any tourist services supplier and other travel agencies; to carry out similar or related activities hereof, for the benefit of tourism.

  b)
  In addition to rendering all services as specified for by the Agency, to process insurance policies for personal or baggage damages or other goods.

  c)
  To provide free tourist information and deliver all kind of promotional brochures thereof; to sell on behalf of third parties, printed tourist guides, transportation and other related publications, other than distributed complimentary; to lease any necessary supplies and devices for sport activities, according to applicable laws; to purchase all kind of national or foreign goods, as well as agencies and fees.

  d)
  To purchase or otherwise acquire and sell, or otherwise transfer, by itself or through third parties any kind of ships or any other machines or apparatus for maritime transportation, as well as motors, spare parts, fuel and lubricants thereof; to render restaurant, cafeteria and bar services as those facilities destined thereof, and/or on board of such ships.

  e)
  To install and maintain, radio, telegraph, telephone communication systems, or other communication means to be used in connection with the corporation business.

  f)
  To enter into any agreements for the incorporation of corporations or partnerships with individuals or corporations having same or similar corporate purposes as the above cited.

  g)
  To promote, organize and administer any kind of corporations or partnerships.

  h)
  To acquire interests or participation in other corporations or partnerships, by participating in their incorporation or by acquiring shares or equity on those already incorporated, as well as to transfer any such shares or equity. The corporations in which it is a majority shareholder shall not directly or indirectly invest in the shares of the corporation or any other company that in turn is a majority shareholder of the corporation, or without being such majority shareholder the first mentioned are aware that it is a shareholder of this corporation.

  i)
  To render to those partnerships in which it is a member, technical counseling and assistance services for industrial, accounting, commercial or financial aspects.

  j)
  To grant loans to Corporations or Partnerships in which it has any interest or majority participation or that may exercise the power to appoint the majority of administration bodies.

  k)
  To execute negotiable instruments, as well as to endorse, or otherwise secure or guarantee by complying with any and all obligations of the subsidiaries in which it has majority participation and of the subsidiaries thereto.

  l)
  To own, lease, possess or administer real state property as permitted by the laws of the Mexican Republic or abroad, according to the requirements of such laws, necessary to comply with its corporate purposes, provided that in no case it may purchase, own or administer real property for agricultural purposes.

  m)
  To temporarily own shares issued by the corporation, subject to the applicable legal or regulatory provisions.

  n)
  In general, to enter into agreements, carry out any acts and grant documents necessary to fully comply with such corporate purposes.

  o)
  To render restaurant, cafeteria and bar services at the facilities destined thereof, and/or on board of ships.

  p)
  To purchase or otherwise acquire and sell, or otherwise transfer, by itself or through third parties any kind of ships or any other machines or apparatus for transportation necessary to comply with its corporate purposes.

  q)
  To install and maintain, radio, telegraph, telephone communication systems, or other communication means to be used in connection with the corporation business.

  r)
  To enter into any agreements for the incorporation of corporations or partnerships with individuals or corporations having same or similar corporate purposes as the above cited.

  s)
  To own, lease, possess or administer urban real state property as permitted by the laws of the Mexican Rep. (sic) or abroad, according to the requirements of such laws, necessary to comply with its corporate purposes, provided that in no case it may purchase, own or administer real property for agricultural purposes.

  t)
  In general, to enter into agreements, carry out any acts and grant documents necessary to fully comply with such corporate purposes, and any exhibit, related or incidental agreements within the limitations that the Ministry of Foreign Affairs may determine.

  u)
  To grant any kind of security interest in personal or real property to guarantee any liabilities or debt instruments of itself or of third parties.

        FOUR.- The corporate address is Mexico City, Federal District.

        FIVE.- The duration of the corporation is ninety nine years, as of the execution date hereof.

CAPITAL STOCK AND SHARES

        SIX.- Capital Stock is variable. The minimum fixed non-withdrawal right capital is in the amount of Fifty Million Mexican Pesos (Mex$50,000,000.00) represented by 50,000 common, nominative shares Class I, par value One Thousand Mexican Pesos (Mex$1,000.00) each, fully subscribed and paid. The non-variable portion of capital is unlimited and shall be represented by nominative shares, Class II, par value One Thousand Mexican Pesos (Mex$1,000.00) each. All shares shall confer identical rights and obligations to their holders, within their respective Class.

        SEVEN.- Any increase or reduction of capital stock, shall be subject to the following provisions:

  a)
  Any increase and reduction of fixed portion shall be made by resolution of the General Extraordinary Meeting of Shareholders.

  b)
  Any increase and reduction of variable portion shall be made by resolution of the General Ordinary Meeting of Shareholders.

  c)
  No new shares shall be issued, without full payment of shares issued previously.

  d)
  Authorized but unpaid shares shall be kept at the Treasury of the Corporation.

  e)
  Any amortized or withdrawn shares may be kept at the Treasury offices of the Corporation or may be cancelled before a Notary Public. Only paid in shares may be amortized or withdrawn.

The Corporation shall keep a capital variation registration book, in which any increase or reduction thereof must be registered, including capital represented by fixed portion and capital represented by variable portion.

        EIGHT.- No foreign individual or corporation may hold any interest or stock of the corporation. If for any reason any such individual or corporation does acquire any such interest or stock, violating the provisions of this paragraph, it is hereby agreed that such acquisition shall be null and void, and therefore the interest or stock shall be thereby cancelled and deemed having no value whatsoever, and the capital stock shall automatically be reducer in an amount equivalent to the value of the interest or stock so cancelled.

        NINE.- The certificates of shares and scrips shall meet all requirements as provided for by article one hundred twenty five and article one hundred twenty seven of the General Business Corporations Law and the provisions of section one of article twenty seven of the Organic Regulations to article twenty seven of the Mexican Constitution, and shall include the text of section eight hereof, and shall be signed by the sole administrator or by one or two members of the board of directors.

        TEN.- The sole administrator or the board of directors shall have the power to issue certificates of shares and scrips, which may represent one or more shares. Likewise, they shall have the power to exchange certificates or scrips which represent any specific number of shares, new for certificates or scrips, upon request of holders thereof and provided that such certificates or scrips represent in general, the same total amount of shares as those that are to be issued.

        The corporation shall keep a registry for nominative shares which shall contain all the information provided for by article one hundred twenty eight of the General Business Corporations Law and relative provisions, and shall only consider as owner of such shares of capital stock, to those individuals appearing at such registry, therefore, it shall register, upon request of the holder who proves compliance with the registration provided for in the above mentioned article, the certificate and any transfer thereon.

GENERAL MEETINGS OF SHAREHOLDERS

        ELEVEN.- General meetings of shareholders shall be ordinary and extraordinary. Both meetings shall be held at the corporate address and if otherwise, they will be null and void, except in case of Act of God or Force Majeure. The general ordinary meeting shall be held at least once in a year, within four months following the closing of fiscal year. The extraordinary meeting shall be held at any time.

        TWELVE.- The notice of general meetings shall be published once in the Official Gazette of the corporate address, or in one major circulation newspaper of such address, at least fifteen days shall elapse between the publication date and the date fixed to hold the meeting, in the event of original ordinary meeting to discuss and approve or amend the Manager's report referred to in article one hundred seventy two of the General Business Corporations Law, and at least three days in any other case.

        The notice of meeting shall contain the Agenda and will be signed by the individual who is calling the meeting. All resolutions adopted contravening the provisions of this Section shall be null and void, unless when at voting time all shares of capital stock are represented thereat.

        TWELVE-BIS.- All resolutions adopted without meeting by unanimous vote of shareholders representing all shares entitled to vote, shall have all legal effects and the same validity as if adopted at a general meeting, provided that such resolutions are adopted in written.

        THIRTEEN.- In order for shareholders to be entitled to attend the general meeting they shall deliver their shares at least one day before the day fixed to hold the meeting, at the corporate offices, at any credit institution within the Mexican Republic or at any other place or before any other person, either in the Mexican Republic or abroad, designated in the respective notice of meeting. If the shares are delivered outside the corporate offices, the shareholders shall deliver the corresponding certificates at such offices, at least one day before the date fixed to hold the meeting. In the event of Meetings whereat all shares are represented and the resolutions may be adopted without prior notice of meeting, the shares shall be deposited at any time before the Meeting. The shareholders who deposit their shares under the terms of this Clause shall receive from the Corporation an admittance card stating name of depositor and number of shares deposited, to be used in the Meeting to prove the shareholder status of those present and number of votes they are entitled to cast.

        FOURTEEN.- The shareholders may attend a meeting in person or represented by proxy designated in writing.

        FIFTEEN.- An original General Ordinary Meeting of Shareholders shall be valid if at least fifty percent of capital stock is represented thereat.

        An original Extraordinary Meeting of Shareholders shall be valid if at least three fourths of capital stock is represented thereat.

        SIXTEEN.- In the event of any adjourned General Ordinary Meeting it will be valid whatever the number of shareholders presents thereat, whatever the number of shares represented thereat and whatever the nature of resolutions to be adopted.

        In order for an adjourned General Extraordinary Meeting be valid, at least fifty percent of capital stock shall be represented thereat

        SEVENTEEN.- The resolutions adopted at the General Ordinary Meeting shall be adopted by majority votes cast in the Meeting, considering one vote per share. The resolutions adopted in the General Extraordinary Meetings shall be adopted by affirmative vote of shares representing at least fifty percent of capital stock.

        EIGHTEEN.- In the General Meetings, the votes shall be on show-hands, unless any of those present demands a roll call voting.

        NINETEEN.- The general meeting of shareholders shall be presided by the Sole Administrator or the Chairman of the Board. In the absence of such officer, the meetings shall be presided by the person designated by the shareholders present at the meeting; and in the absence of the chairman of the board of directors by the Vice President, and in absence of both officers, by the member appointed by the meeting, and in the absence of members of the board of directors at the meeting, by the shareholder appointed thereat. The secretary of the meeting shall be designated by the chairman, unless a board of directors is in charge of the management and if the secretary thereof is present at the meeting, it shall act as secretary thereof. The chairman shall designate two examiners among the present at the meeting.

MANAGEMENT OF THE CORPORATION

        TWENTY.- The business and affairs of the Corporation will be managed by one or more temporal revocable managers, who may be shareholders or external individuals and may not be more than ten, the number of such temporal managers will be determined by the General Ordinary Meeting of Shareholders that designates same. If the managers are two or more they shall comprise the Board of Directors, and will be deemed as Directors, who may have their alternate directors as the Meeting may determine and designate, who shall act in the event of temporary or definite absence of regular members, in the manner as such Meeting may determine, in the absence of any provision on this matter, in the order of their appointment. The board may hold meetings at any place within the Mexican Republic.

        TWENTY ONE.- The manager or directors will be appointed in the General Ordinary Meeting of Shareholders by majority vote of shares represented thereat; provided that in the event of three or more directors, the minority representing twenty five percent of capital stock shall designate a regular director and alternate director of same in addition to those designated by majority. Such officers shall hold office for a term of one year until their successors elected and qualified.

        TWENTY TWO.- The members of the board of directors and managers are not obliged to grant a bond to guarantee faithful performance of their duties and responsibilities during their respective position, unless the Meeting of Shareholders or the board of directors, determines the granting of such bond at the time of the appointment of such officers.

        TWENTY THREE.- The managers' remuneration will be determined by the General Ordinary Meeting that elected them, to be paid according to statement of results.

        TWENTY FOUR.- The meetings of the Board of Directors shall be valid if at least fifty percent of elected members are present thereat. Their resolutions will be adopted by majority vote of those present. The Chairman shall have the casting vote.

        TWENTY FOUR-BIS.- Any resolutions adopted without a meeting of the Board by unanimous vote of directors shall, for any legal effects, be valid as if passed in a meeting of the Board, provided that they shall be confirmed in writing.

        TWENTY FIVE.- The powers of the sole administrator or the board of directors shall be as follows:

  a)
  .-  A general power of attorney for acts of administration for the business and property of the Corporation, to grant and subscribe all kind of security and guarantee and carry out any action, enter into agreements, sign documents and grant or subscribe negotiable instrument as the management may require;

  b)
  .-  A general power of attorney for acts of domain in the form permitted by law;

  c)
  .-  A general power for lawsuits and collections with all general and special powers to be set forth under law, including the power to withdraw from litigation, remedies and procedures, including the amparo proceeding, to make settlements, to submit to arbitration, to answer and make interrogatories, to make challenges, to receive payments and the power to file criminal complaints and accusations, to grant pardon and to act as a co-party of the Attorney General; this powers may be exercised before any judicial, administrative, civil, criminal, labor, federal or local authorities in the country or abroad, with or without civil action, as ample as possible;

  d)
  .-  The power to establish branches and agencies of the Corporation and close them;

  e)
  .-  The power to designate and remove the chief executive officer and any one or more directors, assistant directors, general managers, special managers and any other officers, factors, agents and other employees of the corporation, and assign their title, hierarchy, contribution and bonds to be granted by same.

  f)
  .-   The power to grant special and general powers of attorney with all powers it may deem appropriate and revoke the powers granted;

  g)
  .-  The power to sign any kind of documents, agreements and instruments directly and indirectly related to the Corporation corporate purposes;

  h)
  .-  The power to comply with the resolutions of the General Meeting of Shareholders;

  i)
  .-   In general, it may carry out any acts and enter into any agreements necessary to comply with the corporate purposes of the Corporation, and any other duties under other clauses of these By-laws.

        The Board of Directors may delegate any one or more powers to one or more directors to be exercised in the businesses and places as it may determine, to sign through any individual or individuals designated among its members for such purposes, any kind of documents, agreements and instruments directly or indirectly related to the corporate purposes of the Corporation; and in general to designate among its members any one or more representatives to carry out concrete acts. In absence of such special designation the Chairman of the Board shall act as such representative.

        TWENTY SIX.- If the Corporation is administered by a Board of Directors, at the first meeting held alter the first annual ordinary meeting, the members of the board shall designate among its members a President and a Vice President. It shall also designate a Secretary, who needs not to be a member of the Board. Such Secretary may be removed at any time by the Board of Directors and his or her temporary or definite absences shall be covered by the individual that the Board may determine.

        TWENTY SEVEN.- The meetings of the Board of Directors will be ordinary and extraordinary. The ordinary meetings shall be held periodically on the day and time as the Board may determine. The extraordinary meetings shall be held whenever the Chairman of the Board or any director may demand so, and any notice of meeting shall be sent in writing to the address of directors. No notice of extraordinary meeting shall be necessary, if all members of the board are present thereat.

        TWENTY EIGHT.- The meetings of the Board of Directors shall be presided by the Chairman, in the absence of such officer, by the Vice President, and in the absence of both officers, by the individual that the Board may designate as interim Chairman of the meeting.

        TWENTY NINE.- The minutes of the meeting of the board will be signed by the chairman and the secretary of meeting.

        THIRTY.- The sole administrator or the board of directors, if any, shall be expressly authorized to issue certified copies of the certificates of minutes book of the Corporation.

STATUTORY AUDITORS

        THIRTY ONE.- The General Ordinary Meeting of Shareholders shall designate a Statutory Auditor and its respective alternate. The minority shareholders representing twenty five percent of capital stock shall have the right to designate a Statutory Auditor and his or her alternate. Statutory Auditors may be shareholders or external individuals and shall be in charge of surveillance of the corporation. The term for this officer is one year, to continue holding office until the new Statutory Auditor is designated and qualified.

        THIRTY TWO.- The Statutory Auditors remuneration will be determined by the General Ordinary Meeting, to be paid according to statement of results.

        THIRTY THREE.- The Statutory Auditors are not obliged to grant a bond to guarantee faithful performance of their duties and responsibilities during their respective position, unless the Meeting of Shareholders or the board of directors, determines the granting of such bond at the time of the appointment of such officers.

PROFIT AND LOSS SHARING

        THIRTY FOUR.- The fiscal year shall be from January one to December thirty one of each year.

        THIRTY FIVE.- Profits from losses and gains account, determined upon ending of each fiscal shall, shall be distributed as follows:

  a)
  .-  Five percent to be set apart to create the reserve fund, until such reserve is in the amount of at least equal to one fifth of capital stock, and such reserve shall be reconstituted in the same manner if reduced by any reason;

  b)
  .-  Any amounts as Meeting may determine to be applied to other reserve funds, prevision funds and other special purposes, shall be set apart; and

  c)
  .-  The remaining shall be distributed as dividends to shareholders, in proportion of the number of shares they hold.

        THIRTY SIX.- The losses shall be shared in equal parts among the shares subscribed up to par value thereof.

        THIRTY SEVEN.- Grantors do not reserve for themselves the right to profit sharing due to their capacity as incorporators.

DISSOLUTION AND LIQUIDATION OF THE CORPORATION

        THIRTY EIGHT.- In the event of dissolution of the Corporation, other than involuntary bankruptcy, the General Meeting of Shareholders shall designate one or more liquidators and assistant liquidators, who shall be granted the powers and authorizations as the Meeting may determine. Any temporary of definite vacancies of one or more regular liquidators shall be covered by the alternate liquidators, who shall be called in the order of their appointment. During the liquidation procedure, the Statutory Auditors shall have, as to liquidators, the same duties as to the Managers of the Corporation during ordinary course of business and the General Meeting of Shareholders shall hold an ordinary meeting under the terms provided for during the ordinary course of business of the corporation, and an extraordinary meeting provided that it is called by liquidators or Statutory Auditors.

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  Exhibit 3.5
COMPAÑIA ARRENDADORA TMM, S.A. DE C.V. BY-LAWS
CAPITAL STOCK AND SHARES
GENERAL MEETINGS OF SHAREHOLDERS
MANAGEMENT OF THE CORPORATION
STATUTORY AUDITORS
PROFIT AND LOSS SHARING
DISSOLUTION AND LIQUIDATION OF THE CORPORATION